SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule14a-12

                                 DSI TOYS, INC.
                (Name of Registrant as Specified In Its Charter)

            .........................................................
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)    Title of each class of securities to which transaction applies:
            ....................................................................
      2)    Aggregate number of securities to which transaction applies:
            ....................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ....................................................................
      4)    Proposed maximum aggregate value of transaction:
            ....................................................................
      5)    Total fee paid:
            ....................................................................
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ....................................................................
      2)    Form, Schedule or Registration Statement No.:
            ....................................................................
      3)    Filing Party:
            ....................................................................
      4)    Date Filed:
            ....................................................................
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                                 DSI TOYS, INC.
                      1100 WEST SAM HOUSTON PARKWAY (NORTH)
                              HOUSTON, TEXAS 77043

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2000

To the Shareholders of
      DSI Toys, Inc.

      The Annual Meeting of Shareholders of DSI Toys, Inc. a Texas corporation (the "Company"), will be held on Tuesday, May 23, 2000, at 1:30 p.m. Central Daylight Time, at the Company's corporate offices, 1100 West Sam Houston Parkway (North), Houston, Texas, 77043 for the following purposes:

      1. To elect three directors to the class of directors whose three-year term will expire in 2003.

      2. To consider and vote upon the following proposals described more fully in the accompanying proxy statement:

                  (i) Proposal One: Adoption and approval of a proposal to amend the DSI Toys, Inc. 1997 Stock Option Plan (the "Stock Option Plan")
            (a) to increase from 900,000 to 1,200,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Stock Option Plan and (b) to make certain conforming changes.

                  (ii) Proposal Two: Adoption and approval of a proposal to
            retain PricewaterhouseCoopers LLP as the independent public accounting firm for the fiscal year ending December 31, 2000 to perform audits, tax services, securities and exchange commission reviews, and such other accounting services as the Board of Directors may deem necessary to the proper operation of the Company's business from time to time.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 13, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Houston, Texas during normal business hours for a period of ten days prior to the meeting.

      A record of the Company's activities during fiscal 1999 and financial statements for the fiscal year ended December 31, 1999 are contained in the accompanying 1999 Annual Report and Form 10-K. The Annual Report and Form 10-K does not form any part of the material for solicitation of proxies.

      All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                          By Order of the Board of Directors

                                          /s/ THOMAS V. YARNELL
                                          Thomas V. Yarnell
                                          SECRETARY
Houston, Texas
April 27, 2000

                                 DSI TOYS, INC.
                      1100 WEST SAM HOUSTON PARKWAY (NORTH)
                              HOUSTON, TEXAS 77043

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2000

      This proxy statement is furnished to shareholders of DSI Toys, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 2000 Annual Meeting of Shareholders to be held on Tuesday, May 23, 2000 at 1:30 p.m. Central Daylight Time, at the Company's corporate offices, 1100 West Sam Houston Parkway (North), Houston, Texas 77043. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is intended to be April 27, 2000.

      At the meeting, shareholders will be asked to consider and vote upon the following proposals (the "Proposals"), as well as upon the election of three directors to the class of directors whose three-year term will expire in 2003 and upon such other business as may properly come before the meeting or any adjournment thereof:

            (i) adoption and approval of a proposal to amend the DSI Toys, Inc. 1997 Stock Option Plan (the "Stock Option Plan") (a) to increase from 900,000 to 1,200,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Stock Option Plan and (b) to make certain conforming changes.

            (ii) adoption and approval of a proposal to retain PricewaterhouseCoopers LLP as the independent public accounting firm for the fiscal year ending December 31, 2000 to perform audits, tax services, securities and exchange commission reviews, and such other accounting services as the Board of Directors may deem necessary to the proper operation of the Company's business from time to time.

                                     GENERAL
PROXY CARDS

      Record holders of the Common Stock of the Company may vote their shares in person or by executing and returning by mail an enclosed proxy card. If a proxy card is executed and returned, it serves to appoint proxies for record holders of Common Stock of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted FOR election of all three nominees for director named in the proxy, FOR approval of the amendment to the Stock Option Plan and FOR approval of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company, by executing and delivering a later-dated proxy, or by voting in person at the meeting.

VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the Proposals to be acted upon and will be counted as present for purposes of determining the existence of a quorum regarding such items of business. Abstentions on such Proposals will have the effect of a negative vote.

      Shares referred to as "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter requiring discretionary authority to vote, broker non-votes will be treated as not voting with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting, broker non-votes will have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock outstanding or of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote, broker non-votes will have the effect of votes against such proposal.

                        RECORD DATE AND VOTING SECURITIES

      The only voting security of the Company outstanding is its Common Stock. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Only holders of record of Common Stock at the close of business on April 13, 2000, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 9,066,365 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum.

                              ELECTION OF DIRECTORS

      The Articles of Incorporation and bylaws of the Company provide for three classes of directors, with approximately one-third of the directors constituting the Board being elected each year to serve a three-year term. Pursuant to the Company's bylaws, the number of directors has been established by resolution of the Board at seven.

      Pursuant to the terms of a Shareholders' and Voting Agreement dated April 15, 1999, (the "Voting Agreement") among the Company, Messrs. M.D. Davis, Barry Conrad, Joseph Matlock and Douglas Smith and Rust Capital, Ltd., a Texas limited partnership, (the "DSI Group") and MVII, LLC, a California limited liability company, ("MVII"), the DSI Group is entitled to nominate two of the directors of the Company, and MVII is entitled to nominate the remaining directors of the Company. Further, each member of the DSI Group has given MVII an irrevocable proxy to vote its respective shares of Common Stock of the Company for MVII's nominees for director, and MVII is obligated under the Voting Agreement to vote its shares of Common Stock of the Company for the nominees of the DSI Group.

             In addition, pursuant to the terms of a Shareholders' and Voting Agreement dated January 7, 2000 (the "Reiling Voting Agreement") among the Company, MVII and Susan and Walter Reiling (the "Reilings"), the number of directors of the Company was increased by one, and the Reilings nominated Mr. Reiling to fill the newly-created director position. The Board of Directors appointed Mr. Reiling to the Board on February 1, 2000. Pursuant to the bylaws of the Company, Mr. Reiling's term as director expires at the 2000 Annual Meeting of Shareholders. The Reilings also have given MVII an irrevocable proxy to vote their shares of Common Stock of the Company for MVII's nominees for director, and MVII is obligated under the Reiling Voting Agreement to vote its shares of Common Stock of the Company for the Reilings' nominee. In this year's election, Mr. Reiling is the nominee of the Reilings, and Messrs. Davis and Matlock are the nominees of the DSI Group. The remaining directors who are not up for election this year, namely Messrs. Burke, McSorley, Martin and Whitaker, were previously nominated by MVII.

      In accordance with the above provisions, the Board of Directors has nominated Messrs. M.D. Davis, Joseph N. Matlock and Walter S. Reiling from the class of directors whose term expires at the 2000 Annual Meeting of Shareholders for re-election as directors of the Company to serve three-year terms expiring in 2003.

      The directors nominated for election this year will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld.

      Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2000 Annual Meeting of Shareholders is presented below.

                                     NOMINEES FOR DIRECTOR


M. D. DAVIS                   MR. DAVIS has served as a director of the Company
age 65                        since December 11, 1995. He served as the Chairman
                              of the Board and Chief Executive Officer of the Company from December 1995 through June 1, 1999.
                              Simultaneously with his resignation on June 1, 1999, Mr. Davis entered into a consulting agreement with the Company for a term of three years. From June 1994 until December 1995, Mr.
                              Davis was engaged in personal investment activities.

JOSEPH N. MATLOCK             MR. MATLOCK has served as a director of the
age 51                        Company since December 11, 1995. From September
                              1994 to January 1996, he was engaged in the merchant banking and consulting business. From
                              January 1996 to March 1998, he served as Executive
                              Vice President and Director of Business and
                              Community Relations for Bank of America. In
                              September 1995, he founded Afford America, Inc., which provides housing for low-income families.
                              Mr. Matlock has served as President of Afford
                              America, Inc. since its inception. Currently, Mr.
                              Matlock is a partner and director of the Privet
                              Fund, a late stage technology investment partnership.

WALTER S. REILING             MR. REILING was appointed a director by the Board
age 65                        effective February 1, 2000. He is a 45-year
                              veteran of the toy industry and founded Meritus
                              Industries, Inc. in 1981. Meritus Industries, Inc.
                              merged into the Company on January 7, 2000.

                  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2001

ROBERT L. BURKE               MR. BURKE has served as a director of the Company
Age 56                        since June 1, 1999. He was an educator with the
                              Lake Oswego, Oregon, School District from 1993 until his retirement in 1999. Mr. Burke owns a 2.22% membership interest in MVII.

JOHN MCSORLEY                 MR. MCSORLEY has served as a director of the
Age 54                        Company since June 1, 1999. He has served as
                              President of Double Bogey, LLC, a California limited liability company engaged in the investment of private capital and located in San
                              Rafael, California, since March 1997. From
                              November 1989 to October 1996, Mr. McSorley served as Chief Operating Officer and General Partner of
                              BayCom Partners LP, a California limited partnership engaged in the ownership of radio stations in California and Oregon. Double Bogey,
                              LLC owns a 2.22% membership interest in MVII.


                 CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2002

E. THOMAS MARTIN              MR. MARTIN has served as the Chairman of the Board
Age 56                        of the Company since June 1, 1999. He is the sole
                              Manager and President of MVII. Mr. Martin is a director and significant shareholder
                              (approximately 6%) of Americorp (a one bank holding company) which holds American Commercial
                              Bank, which is a six branch, $250 million, community bank in Ventura County, California. Mr.
                              Martin was Chief Executive Officer and partner in Martin & MacFarlane, Inc. and Martin Media, L.P., national outdoor advertising companies, until their sale to Chancellor Media in September of 1998. Mr. Martin also manages various real estate ventures.

JOSEPH S. WHITAKER            MR. WHITAKER has served as a director and Senior
Age 59                        Vice President, New Business Development, of the
                              Company since June 1, 1999. He also serves as Vice
                              President of, and owns less than a 1% membership interest in, MVII. For the past five years, Mr.
                              Whitaker has operated a consulting business in La
                              Jolla, California, providing services related to marketing, licensing and product development to the toy industry.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

                                  PROPOSAL ONE

       APPROVAL OF AMENDMENTS TO THE DSI TOYS, INC. 1997 STOCK OPTION PLAN

GENERAL

      The DSI Toys, Inc. 1997 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors of the Company and its shareholders on May 1, 1997, prior to the initial public offering of the Company's Common Stock. At the 1999 Annual Meeting of Shareholders, the shareholders adopted a proposal to increase the aggregate number of shares of Common Stock of the Company reserved for issuance under the Stock Option Plan from 600,000 to 900,000 shares. At its meeting on March 21, 2000, the Board of Directors adopted a proposal to amend the Stock Option Plan to (i) increase from 900,000 to 1,200,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the Stock Option Plan and (ii) to make certain conforming changes. The proposal to amend the Stock Option Plan is subject to shareholder approval. The affirmative vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote on this proposal is required to adopt and approve the proposal to amend the Stock Option Plan.

      The purpose of the Stock Option Plan is to promote the financial success of the Company by, among other things, enabling key employees to participate in the long-term growth and financial success of the Company. The Stock Option Plan is administered by the Company's compensation committee, which is composed of three non-employee directors. Any employee or director of the Company is eligible to receive grants of stock options under the Stock Option Plan.

      All stock options granted under the Stock Option Plan will have an exercise price per share to be determined by the compensation committee; provided that, the exercise price per share under each stock option shall not be less than the fair market value of the Common Stock at the time the stock option is granted (110% of fair market value in the case of incentive stock options granted to a shareholder who owns 10% or more of the Company's Common Stock). The maximum term for all stock options granted under the Stock Option Plan is 10 years (5 years in the case of an incentive stock option granted to a shareholder who owns 10% or more of the Company's Common Stock). Stock options granted to non-employee directors are not intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

      The Board of Directors may at any time terminate, amend or modify the Stock Option Plan; provided, however, that no such action of the Board of Directors, without the approval of the shareholders of the Company, may increase the total number of shares of Common Stock which may be issued under the Stock Option Plan, decrease the minimum incentive stock option exercise price, extend the period during which options may be granted pursuant to the Stock Option Plan, or change the class of individuals eligible to be granted options. No amendment to the Stock Option Plan shall, without the consent of an optionee, affect such optionee's rights under an option previously granted.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

      INCREASE IN NUMBER OF SHARES. As of March 31, 2000, there were 101,700 shares of Common Stock available for future awards under the Stock Option Plan. The primary purpose of the Proposal is to allow the Company to continue to attract and retain qualified employees by increasing by 300,000 shares the aggregate number of shares of Common Stock that may be issued under the Stock Option Plan. If the Proposal is adopted, the employees of the Company who are eligible to participate in the Stock Option Plan could receive more benefits under the Stock Option Plan than they could if the Proposal is not adopted.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      INCENTIVE OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the

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
option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

      The excess of the fair market value of shares received upon the exercise of an incentive option over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

      The Company is not entitled to a deduction upon the exercise of an incentive option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

      If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive option, the resulting tax consequences will depend upon whether such already owned shares of Common Stock are "statutory option stock," and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option. If such stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive option. If such stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of such stock unless such stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

      NONQUALIFIED OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified option. Except as described below in the case of an "insider" subject to Section 16(b) of the Exchange Act who exercises his or her option less than six months from the date of grant, upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange Act who exercises a nonqualified option less than six months from the date the option was granted will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on such date over the option price of such shares. An optionee subject to Section 16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to Section 83(b) of the Code, no later than 30 days after the date of exercise. Executive officers, directors and 10 percent shareholders of the Company will generally be deemed to be "insiders" for purposes of Section 16(b) of the Exchange Act.

      Income recognized upon the exercise of nonqualified options will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or affiliate must make the necessary arrangements with the optionee to ensure that the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

      The basis of shares transferred to an optionee pursuant to exercise of a nonqualified option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

      If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL ONE.


                                  PROPOSAL TWO

                           APPROVAL TO RETAIN AUDITORS

      On March 21, 2000, upon the recommendation of the Audit Committee, the Board of Directors unanimously voted to propose to the shareholders a recommendation to retain PricewaterhouseCoopers LLP as the independent public accounting firm for the Company for the fiscal year ending December 31, 2000 to perform audits, tax services, securities and exchange commission reviews, and such other accounting services as the Board of Directors may deem necessary to the proper operation of the Company's business from time to time. PricewaterhouseCoopers LLP has audited the Company's financial statements since September 1, 1992. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting to respond to appropriate questions from the shareholders and will be given an opportunity to make a statement should they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL TWO.

             ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

      During fiscal 1999 the Board of Directors held nine (9) meetings. The Company has standing audit, compensation and executive committees of the Board of Directors. The Board of Directors does not have a nominating committee. The selection of nominees for the Board of Directors is made by the entire Board of Directors based upon nominations that have been made to the Board pursuant to the Voting Agreement and the Reiling Voting Agreement. The current members of the committees, number of meetings held by each committee in fiscal 1999, and a brief description of the functions performed by each committee are set forth below:

            AUDIT COMMITTEE (3 MEETINGS). Robert L. Burke, Chairman; Joseph N. Matlock and John McSorley. The primary responsibilities of the audit committee are to review with the Company's auditors the scope of the audit procedures to be applied in conducting the annual audit and the results of the annual audit. At this time, the Board of Directors has not adopted a written charter for the audit committee. The members of the audit committee are independent directors as defined in Rule 4200 (a) (14) of the National Association of Securities Dealers' listing standards.

            COMPENSATION COMMITTEE (1 MEETING). John McSorley, Chairman; Robert
      L. Burke and Joseph N. Matlock. The primary responsibilities of the compensation committee are to review and set the compensation levels of the officers of the Company, including those officers who are also directors, evaluate the performance of management, consider management succession and related matters, and administer the annual compensation plans of the Company and the Stock Option Plan.

            EXECUTIVE COMMITTEE (1 MEETING). E. Thomas Martin, Chairman; M.D. Davis and Joseph S. Whitaker. The primary responsibilities of the executive committee are to advise the Company's officers and act on certain matters at times between meetings of the full Board of Directors.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. From February 1, 1999 through May 31, 1999 the compensation committee was comprised of Messrs. Joseph N. Matlock, Barry B. Conrad, Jack R. Crosby, and Douglas A. Smith. The current members of the compensation committee identified above served on such committee since June 1, 1999. At no time was an officer or employee of the Company a member of the Company's compensation committee. No member of the Board of Directors of the Company or its compensation committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company's Board of Directors or compensation committee.

                            REPORT OF AUDIT COMMITTEE

    The following report of the audit committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.


            The Audit Committee of the Board of Directors is currently made up of outside, non-employee, independent directors. The Audit Committee has reviewed and discussed the audited financial statements with the management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AUss. 380). Further, the Audit Committee has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants, their independence.

            Based on the referenced review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

                                          Robert L. Burke, Chairman
                                          Joseph N. Matlock
                                          John McSorley

COMPENSATION OF DIRECTORS

      ANNUAL RETAINER AND OTHER FEES AND EXPENSES. Directors are paid an annual retainer of $15,000. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

      NON-EMPLOYEE DIRECTOR STOCK OPTIONS. Under the Stock Option Plan, which was approved and ratified by shareholders on May 1, 1997, non-employee directors may, from time to time at the discretion of the committee administering the Stock Option Plan, receive a grant of an option to purchase Common Stock of the Company. The options are granted at an exercise price as determined by the committee and are exercisable, as determined by the committee, from time to time over a period of ten years from grant date, unless sooner terminated as described in the Stock Option Plan.

                             PRINCIPAL SHAREHOLDERS

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth as of April 15, 2000, information about all persons and entities who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                                                           COMMON STOCK
                        NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED (1)
      --------------------------------------------------------------   ------------------------------------------------------
                                                                             NUMBER OF SHARES           PERCENT OF CLASS
                                                                       ----------------------------  ------------------------
      E. Thomas Martin              654 Osos Street                            4,625,659(2)                  51.02%
                                    San Luis Obispo, CA 93401
      MVII, LLC                     654 Osos Street                            4,194,238(3)                  46.26%
                                    San Luis Obispo, CA 93401
      Walter S. and Susan           15 Woodcrest Drive                           533,208(4)                   5.88%
      Reiling; joint tenants        Morristown, NJ 07960
      Martin Group(5)               654 Osos Street                            5,542,532(6)                  61.11%
                                    San Luis Obispo, CA 93401

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.
(2) Includes 431,421 shares owned of record by E. Thomas Martin and 4,194,238 shares owned of record by MVII, a company of which E. Thomas Martin serves as sole Manager and President, but excludes shares owned of record by other members of the Martin Group.
(3) Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the Voting Agreement or the Reiling Voting Agreement.
(4) Excludes shares owned of record by MVII that are to be voted in accordance with the Reiling Voting Agreement.
(5) The Martin Group is comprised of MVII, M.D. Davis, Joseph N. Matlock, Douglas A. Smith, and Walter S. and Susan Reiling. Pursuant to the Voting Agreement, each member of the DSI Group has given MVII an irrevocable proxy to vote its respective shares of Common Stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the Voting Agreement to vote its shares of Common Stock of the Company for the nominees of the DSI Group. Pursuant to the Reiling Voting Agreement, the Reilings have given MVII an irrevocable proxy to vote their shares of Common Stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the Reiling Voting Agreement to vote its shares of Common Stock of the Company for the Reilings' nominee.
(6) Includes 4,194,238 shares owned of record by MVII, 323,951 shares owned of record by M.D. Davis, 229,964 shares owned of record (including 2,000 shares not outstanding but subject to options currently exercisable) by Joseph N. Matlock, 261,171 shares owned of record (including 2,000 shares not outstanding but subject to options currently exercisable) by Douglas
      A. Smith, and 533,208 shares owned of record by the Reilings.

              SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth as of April 15, 2000 the beneficial ownership of Common Stock by (i) each director of the Company and (ii) each named executive officer listed in the Summary Compensation Table appearing on page 16 of this proxy statement, and all directors and executive officers as a group.

                                                         COMMON STOCK
NAME                                                  BENEFICIALLY OWNED
                                               ---------------------------------
                                                   NUMBER          PERCENT OF
                                                  OF SHARES          CLASS
                                               ---------------   ---------------
DIRECTORS
Robert L. Burke............................           -                  -
M.D. Davis.................................      323,951(1)             3.57%
E. Thomas Martin...........................    4,625,659(2)            51.02%
Joseph N. Matlock..........................      229,964(1)(3)          2.50%
John McSorley..............................           -                  -
Walter S. Reiling..........................      533,208(4)             5.88%
Joseph S. Whitaker.........................       22,000(3)              *

NAMED EXECUTIVE OFFICERS (EXCLUDING ANY
DIRECTOR NAMED ABOVE) AND GROUP
Michael J. Lyden...........................       30,000(3)              *
Yau Wing Kong..............................       66,584(3)              *
Thomas W. Neville..........................       19,929(3)              *
All current directors and executive officers
as a group (15 persons)....................    5,886,461(3)            64.33%

    * Represents less than 1%.

(1) Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the Voting Agreement. For a discussion of the Martin Group, see footnote number 5 under "Principal Shareholders - Security Ownership of Certain Beneficial Owners."
(2) Includes 431,421 shares owned of record by E. Thomas Martin and 4,194,238 shares owned of record by MVII, a company of which E. Thomas Martin serves as Sole Manager and President, but excludes shares owned of record by the other members of the Martin Group.
(3) Includes shares of Common Stock not outstanding but subject to options currently exercisable, or exercisable within 60 days, as follows: Mr. Matlock - 2,000 shares; Mr. Whitaker - 20,000 shares; Mr. Lyden - 30,000 shares; Mr. Yau Wing Kong - 12,000 shares; and Mr. Neville - 6,000 shares; group - 83,500 shares.
(4) Excludes shares owned of record by MVII that are to be voted in accordance with the Reiling Voting Agreement.


                          CHANGE OF CONTROL DURING 1999

      On June 1, 1999, the Company closed a Stock Purchase and Sale Agreement (the "Stock Purchase Agreement") with MVII, a company controlled by E. Thomas Martin ("Martin"). Pursuant to the Stock Purchase Agreement, MVII purchased from the Company 2,458,491 shares of its Common Stock in April and June of 1999 for approximately $ 5.0 million. Also, pursuant to the Stock Purchase Agreement, MVII acquired an additional 1.6 million shares of the outstanding Common Stock of the Company in a tender offer that closed on May 26, 1999 for approximately $7 million. The source of the consideration used by MVII to purchase the Company's Common Stock was working capital from capital contributions made by its members. The Stock Purchase Agreement and the transactions contemplated thereby were approved by the Company's shareholders at the Annual Meeting of Shareholders held on May 24, 1999.

       Following completion of those transactions, MVII was the record owner of approximately 47% of the Company's outstanding shares of Common Stock. When MVII's record ownership was combined with MVII's rights under the Voting Agreement, MVII became the beneficial owner of approximately 61% of the Company's outstanding shares of Common Stock.

       In July and September of 1999, MVII purchased an additional 13,646 and 50,000 shares of Common Stock, respectively, from two former executives of the Company; and in September of 1999, MVII exercised its right of first refusal contained in the Voting Agreement to purchase an additional 72,101 shares of Common Stock. Following these transactions, MVII owned of record 4,194,238 shares of the Company's Common Stock which, as of March 15, 2000, represented 46% of the total Common Stock issued and outstanding. When MVII's record ownership was combined with MVII's rights under the Voting Agreement, as of December 31, 1999, MVII was the beneficial owner of approximately 55.23% of the Company's outstanding shares of Common Stock. On December 17, 1999, Martin purchased 291,421 shares of Common Stock pursuant to MVII's right of first refusal contained in the Voting Agreement which was assigned by MVII to Martin on December 15, 1999 for the limited purpose of purchasing the subject 291,421 shares of Common Stock.

      The Voting Agreement also entitles MVII to nominate all but two of the members of the Company's Board of Directors. On June 1, 1999, the Company accepted the resignations of Messrs. Crosby, Smith, Conrad and Richard Neitz from its Board. Such vacancies were filled by MVII's nominees, namely Messrs. E. Thomas Martin, Robert L. Burke, Joseph S. Whitaker, and John McSorley. At the Company's Annual Meeting of Shareholders on May 24, 1999, the Company's shareholders approved these appointments to the Board. On June 1, 1999, Martin was appointed by the Company to serve as Chairman of the Board.

                                   MANAGEMENT

      Information with respect to the executive management of the Company, excluding Mr. Whitaker who is discussed under "Election of Directors", follows:

MICHAEL J. LYDEN              MR. LYDEN has served as Chief Executive Officer
Age 57                        and President of the Company since June 17, 1999.
                              From 1997 through June 1999, he was involved in marketing and management consulting with Turnberry
                              Associates, a firm he founded. From 1988 through 1997, Mr. Lyden was employed by Tyco Toys, Inc., serving first as Senior Vice President, Business
                              Development, and later as President of Tyco's U.S.
                              Division and Executive Vice President of Tyco
                              Toys, Inc.

JOSEPH S. WHITAKER            MR. WHITAKER has served as a director and Senior
Age 59                        Vice President, New Business Development, of the
                              Company since June 1, 1999. He also serves as Vice
                              President of, and owns less than a 1% membership interest in, MVII. For the past five years, Mr.
                              Whitaker has operated a consulting business in La
                              Jolla, California, providing services related to marketing, licensing and product development to the toy industry.

YAU WING KONG                 MR. YAU has served as the Managing Director of
Age 52                        the Company's wholly-owned subsidiary, DSI (HK),
                              Limited, since October 1993.

ROBERT L. WEISGARBER          MR. WEISGARBER has served as Chief Financial
Age 48                        Officer of the Company since March 1999. Prior to
                              his employment by the Company, he served as Executive Vice President and Chief Financial
                              Officer for Steelworks, Inc., an office products manufacturer in Des Moines, Iowa. He was Vice
                              President - Administration for Texberry Container
                              Corporation in Houston, Texas from 1993 to 1995.

THOMAS W. NEVILLE             MR. NEVILLE has served as Senior Vice President,
Age 36                        Worldwide Sales, of the Company since October
                              1999. He has been employed by the Company since
                              November 1994, serving as Key Accounts Manager from November 1994 through December 1995; National
                              Sales Manager from December 1995 through December
                              1997; and Vice President, Sales from December 1997 until his promotion to his current position.

WILLIAM J. KERNER             MR. KERNER has served as Vice President of
Age 45                        Research and Development of the Company since
                              December 1999. Prior to that, he was Senior
                              Director of Design for Tyco Toys/Mattel, Inc.,
                              MatchBox Division from 1995 through December 1999, and Director of Product Design, Matchbox Division at Tyco from 1992 until 1995.

BETH REILING                  MS. REILING has served as Vice President, Girls
Age 34                        Division of the Company, since January 2000. Prior
                              to that, Ms. Reiling was the Executive Vice
                              President and General Manager of Meritus
                              Industries, Inc. from December 1997 to January
                              2000, and Vice President, Marketing from January,
                              1995 to December, 1997.


THOMAS V. YARNELL             MR. YARNELL has been an employee of the Company
Age 47                        since 1989 serving as Administrative Vice
                              President since October 1989, Corporate Secretary since April 1991, and General Counsel since
                              December 1995.

LOYD W. HARLAN                MR. HARLAN has served as Vice President,
Age 63                        Operations of the Company since September 1999.
                              Previously, he served as Director of Operations of the Company from May 1991.

                             EXECUTIVE COMPENSATION

    The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors is currently composed entirely of outside, non-employee directors. The Committee reviews and sets the compensation levels of the Company's Chief Executive Officer ("CEO") and other executives, evaluates the performance of management, considers management succession and related matters, and administers the Stock Option Plan. All decisions by the Committee relating to the compensation of executive officers are reviewed by the full Board.

    The Committee considers information with respect to the reasonableness of compensation paid to senior officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. The Committee also takes into account how compensation compares to compensation paid by competitors in the Company's industry as well as the performance of the Company.

COMPENSATION POLICIES AND PROGRAMS

    The compensation policies of the Company, set by management and supported by the Committee, focus on enhancing shareholder value. Specific policies are designed to attract, motivate and retain persons of high quality who will have the skill, training and dedication to assist the Company to achieve its corporate goals. The executive compensation program for fiscal 1999 consisted of two elements: base salary, and long-term incentive through the granting of stock options pursuant to the Stock Option Plan.

    BASE SALARY: Base salary for executive officers is determined principally by competitive factors and the marketplace. The policy of the Committee is generally to set base salary levels for positions at approximately the median levels determined from survey information for positions deemed comparable by the Committee.

    LONG-TERM INCENTIVE COMPENSATION: The Company uses stock options as a means of furnishing longer-term incentives to officers and other employees of the Company and its subsidiary. Under the Stock Option Plan, which was approved by shareholders in 1997, the Company has flexibility in granting directors, officers and employees options to acquire shares of the Company's Common Stock.

    During fiscal 1999 the following named executive officers listed in the Summary Compensation Table were granted stock options on the dates indicated. All stock options bear an exercise price of fair market value at the date of grant. The stock options vest over five successive anniversary dates, commencing one year after the date of grant. Twenty percent of the stock options granted to each named executive officer vests on each such anniversary date.

NAME               TITLE                                       DATE OF GRANT
----               -----                                       -------------
Michael J. Lyden   Chief Executive Officer and President       June 17, 1999
M.D. Davis         Director and Former Chief Executive Officer December 17, 1999
Yau Wing Kong      Managing Director, DSI(HK) Limited          June 14, 1999
Thomas W. Neville  Senior Vice President                       June 14, 1999

FISCAL 1999 COMPENSATION OF CEO

      The 1999 base salary of the CEO and President, Michael J. Lyden, was $180,000 per annum. The base salary is established by an employment agreement that was negotiated in good faith by the Company. The employment agreement became effective on June 17, 1999, and expires on December 31, 2002. The compensation provided in the agreement was based upon the job description and time commitment of the position as set forth in the agreement.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code contains provisions which could limit the deductibility of certain compensation payments to the Company's executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The policy of the Company is to design its compensation programs generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee could determine, however, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible if the Committee believes such payments are in the Company's best interests.

SUMMARY

    The members of the Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executive officers are to be rewarded commensurately. The members of the Committee believe that compensation levels during fiscal 1999 adequately reflect the compensation goals and policies of the Company. Certain executive compensation increases were announced on January 1, 2000, and no other executive compensation increases are planned for fiscal 2000.

                                          John McSorley, Chairman
                                          Robert L. Burke
                                          Joseph N. Matlock

                   COMPENSATION OF CERTAIN NAMED EXECUTIVE OFFICERS

    The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and certain other executive officers of the Company for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                              ANNUAL COMPENSATION                 COMPENSATION
                                                   -------------------------------------------     -----------
                                                                                                      STOCK
                                                                                      OTHER          OPTION
             NAME AND                  FISCAL                                         ANNUAL       (NUMBER OF         ALL OTHER
        PRINCIPAL POSITION              YEAR         SALARY            BONUS       COMPENSATION    SHARES) (1)      COMPENSATION
----------------------------------   -----------   -----------      -----------    -----------     -----------       ----------
Michael J. Lyden .................          1999        96,923             --      $    5,850(2)       150,000       $    1,388(3)
Chief Executive Officer and ......          1998          --               --            --               --               --
President ........................          1997          --               --            --               --               --

M.D. Davis .......................          1999        62,500             --          96,250(4)        25,000(5)           234(6)
Director and former                         1998       150,000             --            --               --              3,202(6)
Chief Executive Officer                     1997       150,000             --            --               --              3,274(6)

Yau Wing Kong ....................          1999       165,000(7)          --            --             60,000             --
Managing Director                           1998       180,000(7)          --            --               --               --
DSI (HK) Limited                            1997       180,000(7)          --            --               --               --

Thomas W. Neville ................          1999       108,333             --            --             50,000            2,271(8)
Senior Vice President                       1998       110,000             --            --               --              2,375(8)
                                            1997       101,248             --            --               --              2,375(8)

(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.
(2)   Auto allowance.
(3) Includes Company contributions or other allocations to a defined contribution plan of $1,125 and group term life insurance premiums of $263.
(4)   Includes consulting fees of $87,500 and director fees of $8,750.
(5)   Options granted as a director, not as an employee.
(6) Includes Company contributions or other allocations to (i) a defined contribution plan of $2,500 in fiscal 1998 and $2,375 in fiscal 1997 and
      (ii) group term life insurance premiums of $234 in fiscal 1999, $702 in fiscal 1998 and $899 in fiscal 1997.
(7)   Based on average exchange rates with Hong Kong.
(8)   Company contributions or other allocations to a defined contribution plan.

    The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1999 to each of the named executive officers.

                          OPTION GRANTS IN FISCAL 1999

                                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                                                 AT ASSUMED
                                               NUMBER OF          % OF                                   ANNUAL RATES OF STOCK PRICE
                                               SECURITIES         TOTAL          PER                       APPRECIATION FOR OPTION
                                               UNDERLYING        OPTIONS        SHARE                              TERM(3)
                                                OPTIONS         GRANTED TO     EXERCISE     EXPIRATION    ------------------------
NAME                                           GRANTED(1)       EMPLOYEES      PRICE(2)        DATE           5%            10%
----                                           ----------       ----------    ----------    ----------    ----------    ----------
Michael J. Lyden ..........................       150,000            26.76    $    3.125      06/16/09    $  294,794    $  747,067
M.D. Davis ................................        25,000(4)          4.46         3.125      12/16/09        49,132       124,511
Yau Wing Kong .............................        60,000            10.70         3.125      06/13/09       117,918       298,827
Thomas W. Neville .........................        30,000             5.35         3.125      06/13/09        58,959       149,413
Thomas W. Neville .........................        20,000             3.57         3.125      12/16/09        39,306        99,609

(1) All granted options vest at the rate of 20% per year commencing on the first anniversary date after the grant.
(2) All grants were made at the average fair market value as of the date of grant.
(3) The "potential realizable value" shown will be achieved only if the options have been held for the full ten years and the stock price has appreciated at the assumed rate. For the named executive officers, the value is calculated from the option price per share of options granted in fiscal year 1999. Potential realizable value is listed for illustration purposes only. The values disclosed are not intended to be and should not be interpreted as representations or projections of future value of Company stock or of the stock price.
(4)     Options granted as a director, not an employee.

    The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and during the year ended December 31, 1999, and the unexercised options held at December 31, 1999 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION EXERCISES IN FISCAL 1999
                           AND 12/31/99 OPTION VALUES

                                                                                                    VALUE OF EXERCISABLE AND
                                          SHARES                        NUMBER OF SECURITIES       UNEXERCISABLE IN-THE-MONEY
                                         ACQUIRED                  UNDERLYING OPTIONS AT 12/31/99           OPTIONS
                                        ON EXERCISE                          (SHARES)                  AT FISCAL YEAR END
                                         (NUMBER         VALUE        -------------------------     -------------------------
                  NAME                  OF SHARES)      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                  ----                  ----------     ----------     ----------     ----------     ----------     ----------
Michael J. Lyden ..................              0     $        0              0        150,000     $        0     $        0
M.D. Davis ........................              0              0              0         25,000              0              0
Yau Wing Kong .....................              0              0              0         60,000              0              0
Thomas W. Neville .................              0              0              0         50,000              0              0

                        EMPLOYMENT AND RELATED AGREEMENTS

    Mr. Davis entered into a consulting agreement effective as of June 1, 1999, pursuant to which Mr. Davis ceased to be an employee and officer of the Company and began to provide consulting services to the Company for the period ending June 1, 2002. For his services under the consulting agreement, Mr. Davis shall receive total compensation for the three year term of the consulting agreement in the amount of $450,000, payable in equal monthly installments of $12,500 ($150,000 per annum). Mr. Davis shall be entitled to such compensation irrespective of a termination of the consulting agreement, unless such termination is by Mr. Davis for reasons other than a breach by the Company of its obligations under the consulting agreement. The consulting agreement contains non-disclosure covenants.

    The Company entered into an employment agreement with Mr. Lyden on June 17, 1999. Pursuant to this agreement, Mr. Lyden will be employed as President and Chief Executive Officer of the Company for a term ending June 16, 2002 and will be paid an annual salary of $180,000, which salary may be raised at the discretion of the Board of Directors. The agreement contains non-disclosure, non-competition and non-solicitation provisions applicable during the term of employment and for one year thereafter.

    DSI (HK), Limited, the Company's wholly-owned subsidiary, has entered into an employment agreement effective January 1, 2000 with Mr. Yau, pursuant to which he will be employed as Managing Director of DSI (HK), Limited until December 31, 2002 and will be paid a monthly salary of HK $116,000 (approximately US $15,000 based on currency exchange rates). Mr. Yau is entitled to a fiscal year-end performance bonus equal to 1% of the Company's annual consolidated after-tax profits in excess of US $2.0 million, up to a maximum of US $8.0 million. The agreement contains non-disclosure, non-competition and non-solicitation provisions applicable during the term of employment and for one year thereafter. Upon termination of Mr. Yau's employment without cause, the Company must continue to pay Mr. Yau's salary for a period of three months and must pay a pro-rated performance bonus. In the event the non-competition provisions are enforced, the Company will be obligated to pay an additional one-year salary during the non-compete period.

    The Company entered into an employment agreement with Ms. Beth Reiling effective January 7, 2000. Pursuant to this agreement, Ms. Reiling will be employed as Vice President, Girl's Division, and will be paid an annual salary of $120,000. The agreement contains non-disclosure, non-competition and non-solicitation provisions applicable during the term of employment and for one year thereafter. Ms. Reiling's father is Walter S. Reiling, a director of the Company.

    The Company has entered into an employment agreement with Mr. Joseph Reiling effective January 7, 2000. Pursuant to this agreement, Mr. Reiling will be employed as Vice President of Product Development and will be paid an annual salary of $105,000. The agreement contains non-disclosure, non-competition and non-solicitation provisions applicable during the term of employment and for one year thereafter. Mr. Reiling's father is Walter S. Reiling, a director of the Company.

    PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Common Stock of the Company to the cumulative total return of each of the following indices: the Standard & Poor's 500 Index, the Standard and Poor's SmallCap 600 Index and a Peer Group Index since May 29, 1997, the date on which the Company's Common Stock was first traded on the Nasdaq Market.

                                    [GRAPH]

                   COMPARISON OF CUMULATIVE TOTAL RETURNS (1)
  AMONG DSI TOYS, INC., STANDARD & POOR'S 500 INDEX, STANDARD & POOR'S SMALLCAP
                       600 INDEX, AND PEER GROUP INDEX (2)

                                        5/29/97    1/31/98    1/31/99  12/31/99
                                        -------    -------    -------  --------
     DSI Toys, Inc......................$   100    $    30    $   21   $     38
     Peer Group.........................$   100    $   156    $  170   $     82
     Standard & Poor's 500 Index........$   100    $   124    $  164   $    181
     Standard & Poor's SmallCap Index...$   100    $   129    $  128   $    141

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on May 29, 1997 in Common Stock of the Company, the Standard & Poor's 500 Index, the Standard & Poor's Smallcap 600 Index and a Company constructed peer group index.

(2) In accordance with the rules of the Securities and Exchange Commission, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The peer group is composed of 10 industry participants: Action Performance Empire of Carolina, Inc., Equity Marketing, Inc., Grand Toys International Inc., Jakks Pacific Inc., Just Toys Inc., Marvel Enterprises Inc. (formerly named ToyBiz, Inc.), Play by Play Toys & Novelties, Inc., Racing Champions Corp., Radica Games, Ltd. and Toymax International, Inc. Cumulative total return calculations were weighted according to the respective company's market capitalization. Janex International, Inc. was included in the 1998 peer group index, but is not included in the 1999 peer group index.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Information concerning certain transactions involving the Company and certain directors and executive officers of the Company is provided above in "Election of Directors", "Principal Shareholders - Change of Control During 1999", and "Management - Employment and Related Agreements".

    On October 7, 1999 the Company entered into an Agreement and Plan of Merger by and among Meritus Industries, Inc., Meritus Industries, Ltd., the Reilings and the Company. As of January 7, 2000, the Company acquired Meritus Industries, Inc. ("Meritus"), a privately held toy manufacturer. Pursuant to the terms of the merger, the Company acquired all of the issued and outstanding stock of Meritus in exchange for (i) 600,000 unregistered shares of the Company's common stock, less 66,792 shares of the Company's common stock, which shares are currently held by the Company and are payable to the Reilings upon satisfaction of certain post closing conditions as set forth in a Closing and Holdback Agreement between the parties; (ii) $984,033.82 in cash; and (iii) the Company's Subordinated Secured Promissory Note for $1,690,000, paid to the Reilings who were the sole shareholders of Meritus. Contemporaneously with the merger, the Company satisfied $4.4 million of Meritus' debt. Also in connection with the merger, MVII entered into the Reiling Voting Agreement. When MVII's record ownership is combined with MVII's rights under the Voting Agreement and the Reiling Voting Agreement, MVII became the beneficial owner of approximately 61% of the Company's outstanding shares of Common Stock. The Reiling Voting Agreement also entitles the Reilings to nominate one of the members of the Board of Directors.

    In connection with the Meritus merger, the Company borrowed $5,000,000 from MVII. That debt is evidenced by a promissory note dated January 7, 2000. The note bears interest at a rate of prime plus 2%, matures on July 1, 2004, and is subordinated to senior debt of the Company. The proceeds from the note were used primarily to facilitate the Company's merger with Meritus, including the satisfaction of the Meritus debt discussed above.

    The irrevocable proxies executed by the DSI Group in connection with the Voting Agreement not only authorize MVII to vote the shares of Common Stock of the Company held by the DSI Group for directors of the Company as provided in the Voting Agreement, it also designates MVII as its proxy with respect to all other matters subject to a vote of the Company's shareholders except matters concerning (i) a dissolution of the Company, or (ii) the sale of all or substantially all of the assets of the Company which requires a vote of shareholders under applicable law, the issuance by the Company of Common Stock in such amount that the rules of the exchange on which the Company's stock is listed requires shareholder approval, or a merger of the Company with another entity which requires a vote of shareholders under applicable law. The Voting Agreement continues until the earlier of the June 1, 2004, the agreement of the parties to the Voting Agreement, or the dissolution of the Company.

    The irrevocable proxy executed by the Reilings in connection with the Reiling Voting Agreement not only authorizes MVII to vote the shares of Common Stock of the Company held by the Reilings for directors of the Company as provided in the Reiling Voting Agreement, it also designates MVII as proxy to vote the shares of Common Stock of the Company held by the Reilings (i) with respect to any matter relating to the creation or composition of any committee of the Board, (ii) with respect to any matter affecting the size or composition of the Board, and (iii) with respect to any proposal to amend the Company's bylaws or articles of incorporation for the sole purpose of affecting the matters described in clauses (i) and (ii) above. The Reiling Voting Agreement continues until the earlier of January 7, 2005, the agreement of the parties to the Reiling Voting Agreement, or the dissolution of the Company.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of such stock. Directors, officers and beneficial owners of more than 10 percent of the Common Stock are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers, and beneficial owners of more than 10 percent of its Common Stock were complied with, except the following reports which were subsequently filed with the Commission: Form 5, Mr. Davis; Form 3, Mr. Weisgarber; and Form 4, Messrs. Lyden, Whitaker, Yau, Neville, and Yarnell.

                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

    Shareholder proposals for inclusion in the Company's proxy materials in connection with the 2001 Annual Meeting of Shareholders must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than January 15, 2001, in accordance with Rule 14a-8 under the Exchange Act.

    With respect to shareholder proposals which are not intended to be included in the Company's proxy statement, the bylaws of the Company provide that notice of any such shareholder proposal must be received at the Company's principal executive office not less than 80 days prior to the annual meeting or, in the event that the date of the meeting has not been publicly announced by the Company in the manner specified in the bylaws more than 90 days prior to the meeting, not later than the close of business on the tenth day following the day on which the date of the meeting is publicly announced.

    The cost of solicitation of proxies will be borne by the Company. Certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

    The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named on the enclosed proxy card intend to vote thereon in accordance with their best judgment.



                                                DSI TOYS, INC.


                                                /s/ E. THOMAS MARTIN
                                                    E. Thomas Martin
                                                    CHAIRMAN

Houston, Texas
April 27, 2000

                                 DSI TOYS, INC.

                     1100 WEST SAM HOUSTON PARKWAY (NORTH)
                               HOUSTON, TX 77043

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints E. Thomas Martin and Thomas V. Yarnell and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side hereof, all the shares of common stock of DSI TOYS, INC. (the "Company") held of record by the undersigned on April 13, 2000, at the annual meeting of shareholders to be held on May 23, 2000, or any adjournment thereof.

IT IS UNDERSTOOD THAT WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM 1 AND IN FAVOR OF EACH OF THE TWO PROPOSALS IN
ITEM 2.

    The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                 DSI TOYS, INC.

                                  MAY 23, 2000

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
       Please mark your
A [X]  votes as in this
       example.

                 FOR all nominees                    WITHHOLD
                 listed at right                     AUTHORITY
                 (except as marked             to vote for all nominees
                 to the contrary below)            listed at right
1.  ELECTION                                                                    NOMINEES:
    OF                   [ ]                          [ ]                           M. D. Davis
    DIRECTORS:                                                                      Joseph N. Matlock
                                                                                    Walter S. Reiling
INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
STRIKE A LINE THROUGH THE NOMINEE'S NAME OR WRITE A ZERO ("0") IN THE SPACE
FOLLOWING HIS OR HER NAME AT RIGHT.)

2. PROPOSALS                                                                           FOR    AGAINST  ABSTAIN
   PROPOSAL ONE: Adoption and approval of a proposal to amend the DSI Toys, Inc.
   1997 Stock Option Plan (the "Stock Option Plan") (a) to increase from 900,000
   to 1,200,000 the aggregate number of shares of Common Stock of the Company          [ ]      [ ]      [ ]
   reserved for issuance under the Stock Option Plan and (b) to make certain conforming changes.

   PROPOSAL TWO: Adoption and approval of a proposal to retain
   PricewaterhouseCoopers LLP as the independent public accounting firm for the
   fiscal year ending December 31, 2000 to perform audits, tax services,               [ ]      [ ]      [ ]
   securities and exchange commission reviews, and such other accounting services as the Board of Directors may deem necessary to the proper operation of the Company's business from time to time.

3. In his or her discretion, the Proxy is authorized to vote upon any matters which may properly come before the Meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.

Signature:  _________________________________________  Printed Name:  ______________________  Dated: ___________  , 2000
Signature if held jointly: __________________________  Printed Name:  ______________________  Dated: ___________  , 2000
(Note that you should sign exactly as your name appears above.)